Exhibit 4.2

Execution Version

SERIES 2026-1 SUPPLEMENT

among

PRESIDIO FINANCE LLC,
as Issuer

PRESIDIO FINANCE NOMINEE CORP.,
as Finance NomCo

and

UMB Bank, N.A.
as Indenture Trustee, Paying Agent and Securities Intermediary

Dated as of June 9, 2026

Series 2026-1 Notes

i

SERIES 2026-1 SUPPLEMENT

THIS SERIES 2026-1 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of June 9, 2026, is among Presidio Finance LLC, a Delaware limited liability company (the “Issuer”), Presidio Finance Nominee Corp., a Texas corporation (“Finance NomCo”) and UMB Bank, N.A., a national banking association, as trustee and not in its individual capacity (the “Indenture Trustee”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”).

RECITALS

WHEREAS, the Issuer has entered into a Second Amended and Restated Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Issuer, Finance NomCo, the Indenture Trustee, the Paying Agent and the Securities Intermediary;

WHEREAS, the Issuer desires to issue $350,000,000 of Series 2026-1 Notes (the “Series 2026-1 Notes”), consisting of (i) $175,000,000 Series 2026-1 Notes, Class A-1 Notes (the “Series 2026-1 Class A-1 Notes”) and (ii) $175,000,000 Series 2026-1 Notes, Class A-2 Notes (the “Series 2026-1 Class A-2 Notes”), pursuant to this Series Supplement to the Indenture;

WHEREAS, each of Parent and Finance NomCo guarantees the punctual payment of the Series 2026-1 Notes pursuant to the terms of the Guarantee and Security Agreement;

WHEREAS, the Issuer represents that it has duly authorized the issuance of the Series 2026-1 Notes;

WHEREAS, the Series 2026-1 Notes constitute “Notes” as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions

. All defined terms used but not defined herein shall have the meanings given to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Closing Date” means June 9, 2026.

“Day Count Convention,” with respect to the Series 2026-1 Notes, has the meaning specified in the table in Section 2.01(a).

“Final Scheduled Payment Date,” with respect to the Series 2026-1 Notes, has the meaning specified in Section 2.01(c).

“Indenture” has the meaning specified in the preamble hereto.

“Interest Rate” means, for each Class of the Series 2026-1 Notes, the rate per annum at which interest accrues on such Class as set forth in Section 2.01(a).

“Legal Final Maturity” means, with respect to the Series 2026-1 Class A-1 Notes, the Payment Date occurring in December 2041, and with respect to the Series 2026-1 Class A-2 Notes, the Payment Date occurring in December 2041.

“Optional Redemption Price” with respect to the Series 2026-1 Notes, has the meaning specified in Section 2.07.

“Optional Redemption Premium” with respect to the Series 2026-1 Notes, has the meaning specified in Section 2.07.

“Release Price” means, with respect to any disposition, an amount equal to:

(a) if the Special Priority of Payments is not in effect, the product of (i) a fraction, the numerator of which is the aggregate Outstanding Principal Balance of the Notes, and the denominator of which is the PV-10 of the Assets, (ii) the PV-10 attributable to the Assets disposed of and (iii) the applicable Release Price Multiplier; or

(b) if the Special Priority of Payments is in effect, 100% of the net Asset Disposition Proceeds.

“Release Price Multiplier” means:

(a) with respect to the first 5% of the PV-10 attributable to the Assets disposed of in the aggregate in Permitted Dispositions since the Closing Date, including such Permitted Disposition, 1.15;

(b) with respect to the subsequent 5.01-10% of the PV-10 attributable to the Assets disposed of in the aggregate in Permitted Dispositions since the Closing Date, including such Permitted Disposition, 1.20; and

(c) with respect to any subsequent amount of PV-10 attributable to the Assets disposed of in the aggregate in Permitted Dispositions since the Closing Date, including such Permitted Disposition, 1.25.

“Series 2026-1 Class A-1 Notes” has the meaning specified in the preamble hereto.

“Series 2026-1 Class A-1 Principal Distribution Amount” means, as of any Payment Date, the Series 2026-1 Class A-1 Scheduled Principal Distribution Amount plus such amounts previously due and unpaid; provided, that the Series 2026-1 Class A-1 Principal Distribution Amount as of any Payment Date shall not exceed the Outstanding Principal Balance of the Series 2026-1 Class A-1 Notes as of such Payment Date.

“Series 2026-1 Class A-1 Scheduled Principal Distribution Amount” means, as of any date of determination, with respect to the Series 2026-1 Class A-1 Notes, the fixed dollar amount indicated on Exhibit A hereto with respect to such date.

“Series 2026-1 Class A-2 Notes” has the meaning specified in the preamble hereto.

“Series 2026-1 Class A-2 Principal Distribution Amount” means, as of any Payment Date, the Series 2026-1 Class A-2 Scheduled Principal Distribution Amount plus such amounts previously due and unpaid; provided, that the Series 2026-1 Class A-2 Principal Distribution Amount as of any Payment Date shall not exceed the Outstanding Principal Balance of the Series 2026-1 Class A-2 Notes as of such Payment Date.

“Series 2026-1 Class A-2 Scheduled Principal Distribution Amount” means, as of any date of determination, with respect to the Series 2026-1 Class A-2 Notes, the fixed dollar amount indicated on Exhibit B hereto with respect to such date.

“Series 2026-1 Notes” has the meaning specified in the preamble hereto.

Section 1.02 Rules of Construction. Unless the context otherwise requires, the rules of construction set forth in Part II of Appendix A to the Indenture are hereby incorporated by reference.

ARTICLE II

SERIES 2026-1 NOTE DETAILS; FORMS OF SERIES 2026-1 NOTES

Section 2.01 Series 2026-1 Note Details.

(a) The aggregate principal amount of the Series 2026-1 Notes which may be initially authenticated and delivered under this Series Supplement shall be divided into Classes designated as “Class A-1,” and “Class A-2” with the respective initial principal balances, Interest Rates and ratings set forth below (except for Series 2026-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.05 and Section 2.06 of the Indenture):

Series/Class	Initial Principal Balance	Interest Rate	Note Form	Day Count Convention	Rating By Fitch
Series 2026-1, Class A-1	$175,000,000	5.902%	Book-Entry/Definitive	30/360	A-
Series 2026-1, Class A-2	$175,000,000	6.717%	Book-Entry/Definitive	30/360	BBB

(b) The Series 2026-1 Class A-1 Notes and Series 2026-1 Class A-2 Notes are subject to minimum denominations of $50,000 and integral multiples of $1,000 in excess thereof; provided that minimum denominations of any Definitive Notes shall be $1,000,000 and integral multiples of $1,000 in excess thereof.

(c) The “Final Scheduled Payment Date” for (i) the Series 2026-1 Class A-1 Notes shall be the Payment Date in August 2033 and (ii) the Series 2026-1 Class A-2 Notes shall be the Payment Date in February 2035.

(d) The initial Payment Date on which payments of Note Interest shall be paid to the Noteholders of the Series 2026-1 Notes shall be the Payment Date on June 25, 2026. The initial Interest Accrual Period for the Series 2026-1 Notes shall consist of 17 days.

Section 2.02 Delivery of Series 2026-1 Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver to the Indenture Trustee an Issuer Order directing the Indenture Trustee to authenticate and deliver the Series 2026-1 Notes, and the Indenture Trustee, upon receipt of such Issuer Order, shall so authenticate and deliver such Notes.

Section 2.03 Forms of Series 2026-1 Notes. The Series 2026-1 Notes shall be in substantially the forms set forth in the Indenture, each with such variations, omissions and insertions as may be necessary. The Series 2026-1 Class A-1 Notes and Series 2026-1 Class A-2 Notes may be issued, transferred and held as Definitive Notes or Book-Entry Notes.

Section 2.04 Principal Distribution Amounts. The “Principal Distribution Amount” for the Series 2026-1 Class A-1 Notes shall be the Series 2026-1 Class A-1 Principal Distribution Amount and the “Principal Distribution Amount” for the Series 2026-1 Class A-2 Notes shall be the Series 2026-1 Class A-2 Principal Distribution Amount.

Section 2.05 Funding of the Collection Account . On the Closing Date, the Issuer shall deposit into the Collection Account an amount equal to $0.

Section 2.06 Funding of the Liquidity Reserve Account. On the Closing Date, the Issuer shall deposit into the Liquidity Reserve Account an amount equal to the Liquidity Reserve Account Initial Deposit.

Section 2.07 Redemption Terms. The Series 2026-1 Notes may be redeemed in whole or in part at the direction of the Issuer on any Redemption Date; provided that the Series 2026-1 Notes must be redeemed ratably, such that the relative proportions of the Series 2026-1 Notes Outstanding after giving effect to such redemption remains unaffected by such redemption. The “Optional Redemption Price” for the Series 2026-1 Notes shall equal the sum of (I) an amount sufficient to redeem the applicable Series 2026-1 Notes at par, together with accrued and unpaid applicable Note Interest thereon, plus (II) the following “Optional Redemption Premiums”:

(a) Series 2026-1 Class A-1 Notes: (i) from and including the Closing Date to but excluding the first anniversary of the Closing Date, 2.00%, (ii) from and including the first anniversary of the Closing Date to but excluding the second anniversary of the Closing Date, 1.00% and (iii) at any time on or after the second anniversary of the Closing Date, 0%, in each case, multiplied by the portion of the Outstanding Principal Balance of such Notes to be repaid by the Optional Redemption.

(b) Series 2026-1 Class A-2 Notes: (i) from and including the Closing Date to but excluding the first anniversary of the Closing Date, 2.00%, (ii) from and including the first anniversary of the Closing Date to but excluding the second anniversary of the Closing Date, 1.00% and (iii) at any time on or after the second anniversary of the Closing Date, 0%, in each case, multiplied by the portion of the Outstanding Principal Balance of such Notes to be repaid by the Optional Redemption.

For so long as the Series 2026-1 Notes remain Outstanding, the Issuer shall not (w) optionally redeem any other Series of Notes if the Series 2026-1 Notes would remain Outstanding immediately after giving effect thereto, (x) if a Material Event has occurred and is continuing, optionally redeem any Notes of a particular Class if any other Notes of a Class that is senior to such Class would remain Outstanding immediately after giving effect thereto, (y) optionally redeem the Series 2026-1 Class A-1 Notes if the Series 2026-1 Class A-2 Notes would remain Outstanding immediately after giving effect thereto or (z) optionally redeem the Series 2026-1 Class A-2 Notes if the Series 2026-1 Class A-1 Notes would remain Outstanding immediately after giving effect thereto.

Section 2.08 Additional Terms.

(a) Additional Notes. With respect to any issuance of Additional Notes pursuant to Section 2.15 of the Indenture, if the Series 2026-1 Notes will remain Outstanding immediately following such issuance, the Issuer shall have adjusted its Hedging Transactions such that the Issuer shall have entered into one or more Hedge Agreements and Hedging Transactions (including Hedging Transactions under Hedge Agreements in existence on the Closing Date) to hedge at least (1) NYMEX WTI: 85% of projected crude oil Hydrocarbon production from the Assets (including any Additional Assets being contributed concurrently with the issuance of such Additional Notes) and (2) NYMEX Henry Hub: 85% of projected natural gas Hydrocarbon production from the Assets (including any Additional Assets being contributed concurrently with the issuance of such Additional Notes), in each case for the immediately succeeding five (5) year period from the date such Additional Notes are issued.

(b) Reserved.

(c) Equity Contribution Cures. So long as any Series 2026-1 Notes are Outstanding, the aggregate amount of all Equity Contribution Cures shall not exceed 10% of the cumulative initial principal amount of all Series 2026-1 Notes issued by the Issuer and shall be made no more frequently than twice (in aggregate) per calendar year and not more than four times total in the aggregate. For the avoidance of doubt, Well Improvement Capex Contributions shall not constitute Equity Contribution Cures.

(d) Senior Note Excess Allocation Percentage. The “Senior Note Excess Allocation Percentage” with respect to the Series 2026-1 Notes shall mean, as of any Payment Date, (a) if (i) no Rapid Amortization Event has occurred and is continuing and (ii) no Senior Diversion Event is continuing, then (A) for each of the first sixty (60) Payment Dates after the initial Payment Date, 20%, (B) for the sixty-first (61st) through (and including) the eighty-fifth (85th) Payment Dates occurring after the initial Payment Date, 70% and (C) thereafter, 100%; or (b) if either a Rapid Amortization Event has occurred and is continuing or a Senior Diversion Event is continuing, then 100%.

(e) Liquidity Reserve Account Terms

(i) Liquidity Reserve Account Target Amount. The Liquidity Reserve Account Target Amount for the Series 2026-1 Notes shall equal, as of any date of determination, the sum of six (6) months of Note Interest with respect to all outstanding Series 2026-1 Notes and the Manager’s estimated Senior Transaction Fees for the following six (6) Payment Dates.

(ii) Liquidity Reserve Account Initial Deposit. The Liquidity Reserve Account Initial Deposit for the Series 2026-1 Notes shall mean cash or Permitted Investments having a value of $11,334,625.00.

Section 2.09 Escrow Terms. For purposes of the Series 2026-1 Notes:

(a) the “Escrow Agreement” applicable to the Series 2026-1 Notes shall mean each Escrow Agreement, dated as of June 8, 2026, by and among the Issuer, the Escrow Agent and the applicable Noteholders of the Series 2026-1 Notes on the date of such agreement; and

(b) the “Escrow Interest” applicable to the Series 2026-1 Notes means the interest accrued on Escrowed Funds (as defined therein) until the Closing Date under the Escrow Agreement and payable to the Series 2026-1 Class A-1 Noteholders and the Series 2026-1 Class A-2 Noteholders on the initial Payment Date.

ARTICLE III

GENERAL PROVISIONS

Section 3.01 Date of Execution. This Series Supplement, for convenience and for the purpose of reference, is dated as of June 9, 2026.

Section 3.02 Notices. Notices required to be given to the initial Rating Agencies by the Issuer or the Indenture Trustee shall be provided to the following “Rating Agency Contacts”: globalcrosssectorsf@fitchratings.com.

Section 3.03 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT ANY MATTERS THAT RELATE TO REAL PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY IS LOCATED. EACH PARTY AND EACH HEDGE COUNTERPARTY TO THIS SERIES SUPPLEMENT SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERIES SUPPLEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE ISSUER, EACH NOTEHOLDER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.04 Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05 Counterparts; Electronic Execution. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Series Supplement or in any other certificate, agreement or document related to this Series Supplement or the other Basic Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the UCC.

ARTICLE IV

APPLICABILITY OF INDENTURE

Section 4.01 Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the Issuer, Finance NomCo and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

PRESIDIO FINANCE LLC

By:	/s/ Brett Barnes
Name: Brett Barnes
Title: Executive Vice President and General Counsel

PRESIDIO FINANCE NOMINEE CORP.

By:	/s/ Brett Barnes
Name: Brett Barnes
Title: Executive Vice President and General Counsel

[Signature Page to Series 2026-1 Supplement]

UMB BANK, N.A., not in its individual capacity but solely as Indenture Trustee, Securities Intermediary and as Paying Agent

By:	/s/ Michele Voon
Name: Michele Voon
Title: Senior Vice President

[Signature Page to Series 2026-1 Supplement]

EXHIBIT A

Series 2026-1 Class A-1 Scheduled Principal Distribution Amounts

A-1

EXHIBIT B

Series 2026-1 Class A-2 Scheduled Principal Distribution Amounts

B-1